                                                                      EXHIBIT 11
                                 FURON COMPANY

                      Computation of Net Income Per Share


                                                                 April 30,           May 1,
               Three months ended                                  1994               1993
               ------------------------------------------------------------------------------
               PRIMARY NET INCOME PER SHARE

                   Earnings
                       Net income                              $2,414,000          $1,757,000
                                                               ==========          ==========
                   Shares
                       Weighted average number
                       of common shares
                       outstanding                              8,655,000           8,595,000

                       Shares issuable from
                       assumed exercise of stock
                       options                                    286,000             324,000
                                                               ----------          ----------
                       Average shares as adjusted               8,941,000           8,919,000
                                                               ----------          ----------
                   Primary net income per share                $      .27          $      .20
                                                               ==========          ==========

               FULLY DILUTED NET INCOME PER SHARE

                   Earnings
                       Net income                              $2,414,000          $1,757,000
                                                               ==========          ==========
                   Shares
                       Weighted average
                       number of common shares
                       outstanding                              8,655,000           8,595,000

                       Shares issuable from assumed
                       exercise of stock options                  286,000             324,000
                                                               ----------          ----------
                       Average shares as adjusted
                       for full dilution                        8,941,000           8,919,000
                                                               ==========          ==========
                   Fully diluted net income per share          $      .27          $      .20
                                                               ==========          ==========


                                      28